Exhibit 10.7

                              DIRECTOR'S AGREEMENT

     This Director's Agreement (this "Agreement") is made and entered into as of the 23rd day of November, 2004, (the "Effective Date"), by and between Paul Frison (hereinafter referred to as "Director") and PharmaFrontiers Corp. (together with any successor to the business of PharmaFrontiers Corp. by merger, consolidation or other form of business combination hereinafter referred to collectively as "PharmaFrontiers").

                                   WITNESSETH:

     WHEREAS, the shareholders of PharmaFrontiers wish to elect Director to serve on the Board of Directors (the "Board") of PharmaFrontiers, and Director has agreed to serve at the pleasure of the shareholders and on the terms and conditions below; and

     WHEREAS, PharmaFrontiers' success requires the protection of its intellectual property, proprietary information and goodwill;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.   Appointment as Director

     PharmaFrontiers shall appoint Director to the Board of PharmaFrontiers, and, upon such appointment, Director agrees that Director will devote the amount of time, skill, and efforts during the term of this Agreement to the affairs of PharmaFrontiers as may be reasonably requested and required of Director and in accordance with the duties and obligations imposed upon directors of corporations by applicable law.

2.   Compensation

     As compensation for serving as a member of the Board of PharmaFrontiers, PharmaFrontiers agrees upon the execution and delivery of this Agreement to PharmaFrontiers, to grant to Director an option to purchase up to 20,000 shares of the common stock of PharmaFrontiers, the terms of which are set forth in the Incentive Stock Option Agreement attached hereto as Exhibit "A" (the "Option Agreement"). In addition, PharmaFrontiers will grant to Director a five-year option to purchase up to 15,000 shares of common stock of PharmaFrontiers at an exercise price of Market price per share upon each re-election to the Board of PharmaFrontiers at each annual shareholders meeting, pursuant to terms similar to those set forth in the Option Agreement. The Company shall pay Director the sum of $1,000 for each Board meeting attended in person, and $500 for each Board meeting attended by telephony.

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3.   Confidential and Proprietary Information; Documents

     3.1 PharmaFrontiers shall provide Director with information deemed secret and confidential by PharmaFrontiers. Such secret or confidential information or know-how of PharmaFrontiers (referred to collectively as "Confidential Information") shall include, without limitation, the following: the status and plans for research and development; materials, cells, tissues, and other biological samples and specimens; cell banking methods, apparatus, and services; pending and planned patent applications (until published by the Patent Office); invention disclosures; research and technical data and information; methods of creating, preparing, and using stem cells and other biological materials; license, sublicense, and other information; contributor information; strategies, costs, prices, uses, applications of products and services; results of and data from investigations or experiments; all apparatus, products, processes, compositions, samples, formulas, computer programs, pricing policy, financial information, and methods of doing business; policy and/or procedure manuals, training and recruiting procedures; accounting procedures; the status and content of PharmaFrontiers' contracts with its contributors, clients, and customers; PharmaFrontiers' business philosophy, and servicing methods and techniques; all at any time used, developed, or investigated by PharmaFrontiers, before or during the term of this Agreement, which are not generally available to the public or which are maintained as confidential by PharmaFronteirs.

     3.2 Director recognizes and acknowledges that Director will have access to certain information of PharmaFrontiers that is confidential and proprietary and constitutes valuable and unique property of PharmaFrontiers. Director agrees that Director will not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of Director's duties on behalf of PharmaFrontiers, its successors, assigns or nominees, or as required by the order of any tribunal having jurisdiction or by mandatory provisions of applicable law, any Confidential Information or know-how of PharmaFrontiers without the prior written consent of the Board of PharmaFrontiers. Director further agrees to maintain in confidence any confidential information of third parties received as a result of Director's relationship with PharmaFrontiers.

     3.3 Director further agrees to deliver to PharmaFrontiers promptly after his resignation, removal or failure to be nominated or elected as a member of the Board, all biological materials correspondence, memoranda, notes, records, drawings, sketches, plans, customer, client and/or contributor lists, product compositions, or other documents and all copies thereof (all of which are hereafter referred to as the "Documents"), made, composed or received by Director, solely or jointly with others, and which are in Director's possession, custody, or control at such date and which are related in any manner to the past, present, or anticipated business of PharmaFrontiers.

     3.4 Director further agrees that Director will not, during the term of this Agreement, and on behalf of PharmaFrontiers accept or agree to receive from persons not employed by PharmaFrontiers, any confidential information not belonging to PharmaFrontiers, unless prior to such receipt or acceptance a valid agreement has been executed between PharmaFrontiers and the disclosing party that states that PharmaFrontiers will not be in a confidential relationship with the disclosing party. Director further agrees that Director will not use in violation of any confidentiality obligation binding upon Director any confidential information belonging to Director's employer or any former employer, or any other third parties.

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     3.5 In the event of a breach or threatened breach of any of the provisions of Section 4, or any breach by Director of his fiduciary obligation to PharmaFrontiers and its shareholders, PharmaFrontiers shall be entitled to an injunction ordering the return of such Documents and any and all copies thereof and restraining Director from using or disclosing, for Director's benefit or the benefit of others, in whole or in part, any Confidential Information, including but not limited to the Confidential Information which such Documents contain, constitute, or embody. Director further agrees that any breach or threatened breach of any of the provisions of Section 4 would cause irreparable injury to PharmaFrontiers for which it would have no adequate remedy at law. Nothing herein shall be construed as prohibiting PharmaFrontiers from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

4.   Director's Current Position as President and CEO of Houston
     Technology Center

     4.1 Not withstanding anything herein, all parties understand and agree that Director may conduct all normal functions, contacts, relations and support of any companies and activities in which he is normally engaged, as President and CEO of the Houston Technology Center.


5.   Inventions and Other Intellectual Property

     5.1 Director agrees to hold in complete trust for the benefit of PharmaFrontiers, and to disclose and fully to PharmaFrontiers in writing, and hereby assigns, and binds Director's heirs, executors, administrators, and all legal representatives to assign, to PharmaFrontiers any and all inventions, discoveries, ideas, concepts, improvements, copyrightable works, biological materials, and other developments (all of the above are collectively referred to as the "Developments") conceived, made, discovered or developed by him, solely or jointly with others, during the term of this Agreement, whether during or outside of usual working hours and whether on PharmaFrontiers' premises or not, which relate in any manner to the past, present or anticipated business of PharmaFrontiers. The parties agree that, if Director is an inventor as determined by U.S. patent law for any invention, Director shall be named as an inventor in connection with any patent application therefore. Any and all such Developments shall be the sole and exclusive property of PharmaFrontiers, whether patentable, copyrightable, or neither, and Director agrees that Director will assist and fully cooperate in every way, at PharmaFrontiers' expense, in securing, maintaining, and enforcing, for the benefit of PharmaFrontiers or its designee, patents, copyrights or other types of proprietary or intellectual property protection for such Developments in any and all countries. Director acknowledges and agrees that any and all such Developments conceived, created, or authored by him is a "work made for hire," as defined by the federal copyright laws, and therefore all copyrights in and to such works are and will be owned by PharmaFrontiers. To the extent that Director authors any

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copyrightable work in any medium during the term of this Agreement which relates or pertains in any way to PharmaFrontiers or any of the operations or activities of either and which was is held not a work made for hire, Director hereby assigns all right. title, and interest, including but not limited to all rights of copyright, in and to such works to PharmaFrontiers. Within six months following the termination of this Agreement, and without limiting the generality of the foregoing, any Development of the Director relating to any PharmaFrontiers subject matter on which Director worked or was informed during the term of this Agreement shall be conclusively presumed to have been conceived and made prior to the termination of this Agreement (unless the Director clearly proves that such Development was conceived and made following the termination of this Agreement), and shall accordingly belong, and be assigned to PharmaFrontiers and shall be subject to this Agreement.

     5.2 Without limiting the foregoing, Director agrees at the request of PharmaFrontiers (but without additional compensation from PharmaFrontiers during Director's employment by PharmaFrontiers) to execute any and all papers and perform all lawful acts which PharmaFrontiers deems necessary for the preparation, filing, prosecution, and maintenance of applications for United States and foreign letters patent or for United States and foreign copyrights, on the Developments, and to execute such instruments as are necessary or convenient to assign to PharmaFrontiers, its successors, assigns or nominees, all of the Director's right, title, and interest in the Developments and the like, so as to establish, maintain or perfect, in PharmaFrontiers, its successors, assigns or nominees, the entire right, title, and interest to the Developments, and also to execute any instruments necessary or which PharmaFrontiers may deem desirable it connection with any continuation, renewal or reissue thereof, or in the conduct of any proceedings or litigation in regard thereto.

     5.3 All expenses incurred by the Director by reason of the performance of any of the obligations set forth in this Section on Inventions shall be borne by PharmaFrontiers. Should the Director's assistance be requested by PharmaFrontiers after termination of this Agreement, PharmaFrontiers would compensate the Director at a reasonable rate.

6.   Conflicts of Interest

     6.1 In keeping with Director's fiduciary duties to PharmaFrontiers, Director agrees that Director shall not, directly or indirectly, become involved in any conflict of interest, or upon discovery thereof, allow such a conflict to continue. Moreover, Director agrees that Director shall promptly disclose to the Board of PharmaFrontiers any facts which might involve any reasonable possibility of a conflict of interest as PharmaFrontiers is currently and in the future configured and practicing business. Director shall maintain the highest standards of conduct, and shall not do anything likely to injure the reputation or goodwill of PharmaFrontiers, or embarrass or otherwise generate adverse publicity for or bring unwanted attention to PharmaFrontiers.

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     6.2 It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect PharmaFrontiers or any of its subsidiaries or affiliates, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Director would or might arise, and which should be reported immediately by Director to an officer of PharmaFrontiers, include, without limitation, the following: (a) ownership of a material interest in, acting in any capacity for, or accepting directly or indirectly any payments, services or loans from a supplier, contractor, subcontractor, customer or other entity with which PharmaFrontiers does business; (b) misuse of information or facilities to which Director has access in a manner which will be detrimental to PharmaFrontiers' interest; (c) disclosure or other misuse of information of any kind obtained through the Director's connection with PharmaFrontiers; (d) acquiring or trading in, directly or indirectly, other properties or interests connected with the design, manufacture or marketing of products designed. manufactured or marketed by PharmaFrontiers; (e) the appropriation to the Director or the diversion to others, directly or indirectly, of any opportunity in which it is known or could reasonably be anticipated that PharmaFrontiers would be interested; and (f) the ownership, directly or indirectly, of a material interest in an enterprise in competition with PharmaFrontiers or its dealers and distributors or acting as a director, officer, partner, consultant, Director or agent of any enterprise which is in competition with PharmaFrontiers or its dealers or distributors.

7.   Prior Discoveries

     Director has no unpatented inventions and discoveries made or conceived by Director prior to the Effective Date that relate to stem cell isolation, identification and/or expansion and/or cell banking.

8.   Remedies

     Director and PharmaFrontiers agree that, because damages at law for any breach or nonperformance of this Agreement by Director, while recoverable, are and will be inadequate, this Agreement may be enforced in equity by specific performance, injunction, accounting or otherwise.

9.   Miscellaneous

     9.1 This Agreement is made and entered into as of the Effective Date and the rights and obligations of the parties hereto shall be binding upon the heirs and legal representatives of the Director and the successors and assigns of PharmaFrontiers. This Agreement may be assigned by PharmaFronteirs (including assignment by operation of law to any successor to the business of PharmaFronteirs by merger, consolidation or other business combination) without the consent of Director but is personal to the Director and no rights, duties, and obligations of Director hereunder may be assigned without the consent of PharmaFrontiers or its assigns, which may be granted or withheld in its sole discretion.

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     9.2 No waiver or non-action with respect to any breach by the other party of any provision of this Agreement, nor the waiver or non-action with respect to any breach of the provisions of similar agreements with other Directors shall be construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

     9.3 Should any portions hereof be held to be invalid or wholly or partially unenforceable, such holding shall not invalidate or void the remainder of this Agreement. The portions held to be invalid or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portions shall be deemed to have been wholly excluded with the same force and effect as it if had never been included herein.

     9.4 Director's obligations under this Agreement to PharmaFrontiers shall survive Director's resignation, removal or failure to be nominated or elected as a member of the Board of PharmaFronteirs.

     9.5 This Agreement supersedes, replaces and merges any and all prior and contemporaneous understandings, representations, agreements and discussions relating to the same or similar subject matter as that of this Agreement between Director and PharmaFronteirs and constitutes the sole and entire agreement between the Director and PharmaFrontiers with respect to the subject matter of this Agreement.

     9.6 The laws of the State of Texas, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and PharmaFronteirs and Director agree that the state and federal courts in Harris county, Texas, shall have personal jurisdiction and venue over PharmaFrontiers and Director to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Harris County, Texas.

     9.7 All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have given when mailed by registered mail or certified mail, return receipt requested, as follows:

     If to PharmaFronteirs, to:

     Mr. David McWilliams
     PharmaFrontiers Corp.
     835 Greens Parkway,
     Suite #150 Houston, TX 77067


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     If to Director, to:

     Paul Frison
     102 N. Wynden Estates Court
     Houston, TX 77056

or to such other addresses as either party may designate by notice to the other party hereto in the manner specified in this section.

     9.8 This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties, and in the case of PharmaFrontiers, by an authorized officer of PharmaFrontiers. Any change or changes, from time to time, in Director's compensation shall not be deemed to be, a change, termination or waiver of this Agreement or of any of the provisions herein contained.

IN WITNESS WHEREOF, the undersigned have hereby caused this Agreement to be effective as of the date first written above.


                                      PharmaFrontiers Corp., a Texas Corporation


                                      By: /s/ David B. McWilliams
                                          --------------------------------------
                                          David McWilliams, President


                                      By: /s/Paul Frison
                                          --------------------------------------
                                          Paul Frison




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